UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 22, 2021
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 617-7600
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 22, 2021 (the “Agreement Date”), Neurocrine Biosciences, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “License Agreement”) with Heptares Therapeutics Limited (“Heptares”), an affiliate of the Sosei Group Corporation, for the development and commercialization of products containing certain sub-type selective muscarinic M1, M4 or dual M1/M4 receptor agonists (collectively, the “Licensed Products”).
License. Under the License Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), Heptares has agreed to grant the Company an exclusive, sublicensable license to certain of its intellectual property rights in all fields of use in the Territory to develop, manufacture and commercialize the Licensed Products. “Territory” means worldwide, excluding Japan for Licensed Products comprised of M1 receptor agonists (the “M1 Licensed Products”), subject to the Company’s option for M1 Licensed Products in Japan described below. Heptares has also granted the Company a non-exclusive, sublicensable license to its platform intellectual property in all fields of use in the Territory to the extent necessary to develop, commercialize and exploit the Licensed Products under the exclusive license. Heptares has retained the rights to develop, manufacture and commercialize the M1 Licensed Products in Japan, subject to the Company’s option in Japan.
Development in the Territory. Under the License Agreement, Heptares is responsible for the completion of any ongoing or future non-clinical activities or other activities as approved by a joint steering committee (the “JSC”) for the Licensed Products. The Company has the option to engage Heptares to carry out Phase I clinical trials for certain Licensed Products. The Company is responsible for all development costs and all other development, regulatory, and commercialization activities for the Licensed Products in the Territory. The JSC will monitor and provide strategic oversight of the activities under the License Agreement.
Development in Japan. Heptares is responsible for the development of the M1 Licensed Products in Japan, subject to oversight by the JSC. The Company has the option to fund a portion of the development costs of M1 Licensed Products in Japan incurred after exercise of the option and to receive a portion of the revenues resulting from commercialization of M1 Licensed Products in Japan.
Financial Terms. Under the terms of the License Agreement, the Company has agreed to pay Heptares an upfront payment of $100.0 million within 10 days of the Effective Date. In addition, Heptares is eligible to receive development and regulatory milestones of up to approximately $1.5 billion in the aggregate (for both clinical and non-clinical stage compounds) and commercial milestones of up to approximately $1.1 billion in the aggregate. The Company has also agreed to pay Heptares tiered royalties from the high single digit to mid-teen percentage rates on future net sales of Licensed Products in the Territory. On a country-by-country and Licensed Product-by-Licensed Product basis, royalty payments would commence on the first commercial sale of a Licensed Product and terminate on the later of (i) the expiration of the last patent covering such Licensed Product in such country, (ii) a number of years from the first commercial sale of such Licensed Product in such country and (iii) the expiration of regulatory exclusivity for such Licensed Product in such country (the “Royalty Term”).
Termination. Unless earlier terminated, the License Agreement will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the date on which the Royalty Term for such Licensed Product has expired in such country. Prior to the second anniversary of the Effective Date or such other date set by the JSC (the “Research Term”), the Company may terminate the License Agreement for convenience in its entirety or with respect to one or more targets (M1, M4 or dual M1/M4) upon 180 days’ written notice to Heptares. After the Research Term, the Company may terminate the License Agreement for convenience in its entirety or with respect to one or more targets upon 90 days’ written notice to Heptares. After the Research Term, Heptares may terminate the License Agreement on a target-by-target basis in the event that the Company does not conduct any material development activities in the Territory with respect to Licensed Products within the applicable target class for a continuous period not less than 365 days and does not commence any such activities within 120 days of receiving written notice.
Either party may terminate the License Agreement, subject to specified conditions, (i) in the event of material breach by the other party, subject to a cure period, (ii) if the other party challenges the validity or enforceability of certain intellectual property rights, subject to a cure period, or (iii) if the other party becomes insolvent or takes certain actions related to insolvency. Either party may also terminate the License Agreement if the parties are unable to obtain Antitrust Clearance within 120 days of the Agreement Date.
The foregoing description of the material terms of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Special Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements include, but are not limited to, statements related to the potential benefits of the collaboration with Heptares, the total potential deal value of the collaboration and the ability to obtain Antitrust Clearance. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated November 22, 2021

104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: November 22, 2021	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer